Exhibit 23.2
SHANGHAI ORIENT REAL ESTATE APPRAISAL CO., LTD.
September 19, 2008
LDK Solar Co., Ltd.
Hi-Tech Industrial Park
Xingyu City
Jiangxi Province 338032
People’s Republic of China
Ladies and Gentlemen:
     We hereby consent to (i) the use of our name under the caption “Related Party Transactions — Land Use Rights and Property Ownership” in the annual report on Form 20-F of LDK Solar Co., Ltd. (the “Company”) incorporated by reference into its registration statement on Form F-3 filed by the Company on the date hereof with the United States Securities and Exchange Commission in connection with the registration under the United States Securities Act of 1933, as amended, of (a) ordinary shares, par value $0.10 each, of the Company represented by American depositary shares, (b) one or more series of debt securities and (c) any combination of the foregoing, and (ii) the references to us under the caption “Experts” therein. We further consent to the filing of this letter as an exhibit to such registration statement, as may be amended or supplemented from time to time.
     Our offices are located at 2nd Floor, 1279 Dingxi Road, Shanghai 200500, People’s Republic of China.
Very truly yours,
/seal/ Shanghai Orient Real Estate Appraisal Co., Ltd.
SHANGHAI ORIENT REAL ESTATE APPRAISAL CO., LTD.